Exhibit 23.2

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use within this Post Effective Amendment to the Registration Statement on Form S-1/A of Madison Enterprises Group, Inc. of our report dated May 24, 2011, relating to the consolidated balance sheets of Fastfix, Inc., as of December 31, 2010 and 2009 and the related consolidated statements of operations, shareholders’ equity and cash flows for years then ended.  We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment.

______________________________
Eugene M. Egeberg, CPA
Baltimore, MD
June 16, 2011